                             NOTICE OF WITHDRAWAL
                                      OF
                           PREVIOUSLY TENDERED UNITS
                                      OF
                           ARVIDA/JMB PARTNERS, L.P.

                          TO: THE HERMAN GROUP, INC.

                          By Hand/Overnight Delivery
                            THE HERMAN GROUP, INC.
                                  26th Floor
                            2121 San Jacinto Street
                           Dallas, Texas 75201-9821
                          By Facsimile (214) 999-9348
                               or (214) 999-9323
                      Confirm by telephone (800) 992-6146

Gentlemen:

  The following limited partnership interests and assignee interests therein (the "Units") of Arvida/JMB Partners, L.P. (the "Partnership") previously tendered to Raleigh Capital Associates, L.P. are hereby withdrawn. A failure to complete the Section "Number of Units Tendered" shall be deemed to indicate the intent of the undersigned that all Units tendered to Raleigh Capital Associates, L.P. are hereby withdrawn.

                     DESCRIPTION OF UNIT(S) WITHDRAWN AND
                           SIGNATURES OF UNITHOLDERS
-------------------------------------------------------------------------------
 MUST BE SIGNED BY THE PERSON(S) WHO SIGNED RALEIGH'S LETTER OF
 TRANSMITTAL IN THE SAME MANNER AS THE LETTER OF TRANSMITTAL WAS
 SIGNED. SEE INSTRUCTION 3.
-------------------------------------------------------------------------------
 -----------------------------------------------
 (Print Name(s))

 -----------------------------------------------     Number of
 -----------------------------------------------     Units Tendered: _______

 (Signature(s))
 -----------------------------------------------     Dated: ________________

                                 INSTRUCTIONS

  1. DELIVERY OF NOTICE OF WITHDRAWAL If withdrawing Units previously tendered pursuant to the Raleigh Offer to Purchase, please complete, execute and send (or detach and fax) the attached "Notice of Withdrawal of Previously Tendered Units" of Arvida/JMB Partners, L.P. ("Notice of Withdrawal"), to The Herman Group. The Herman Group must receive the Notice of Withdrawal prior to 12:00 Midnight, New York City time, on November 21, 1996, unless the Raleigh Offer is further extended. Receipt of the facsimile transmission of the Notice of Withdrawal should be confirmed by telephone at the number set forth on the Notice of Withdrawal.

  2. INADEQUATE SPACE. If the space provided in the Notice of Withdrawal is inadequate, all such additional information should be listed on a separate schedule and attached as part of the Notice of Withdrawal.

  3. SIGNATURE ON NOTICE OF WITHDRAWAL The Notice of Withdrawal must be signed, as applicable, by the person(s) who signed the Letter of Transmittal related to the Raleigh Offer, in the same manner as such Letter of Transmittal was signed. The signatures must correspond exactly with the name(s) as they appear on the Partnership records. If any Units tendered pursuant to the Raleigh Offer are registered in the names of two or more joint holders, all such holders must sign, as applicable, the Notice of Withdrawal. If the Notice of Withdrawal is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

  4. GUARANTEE OF SIGNATURES. If the signature was guaranteed on the Letter of Transmittal, then it must be guaranteed on the Notice of Withdrawal.

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


 IF SIGNING AS A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-
 FACT, OFFICER OF A CORPORATION OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE PROVIDE THE FOLLOWING INFORMATION AND SEE INSTRUCTION 3.
--------------------------------------------------------------------------------

 Name(s) and
 Capacity: __________________________________________________________________
 Address: ___________________________________________________________________
 City, State: ___________________________________   Zip Code: ________________
 Area Code and Tel. No. _________________________

                    (See Instructions on back of first page)
--------------------------------------------------------------------------------
                              SIGNATURE GUARANTEE

 (To be completed only if signatures were guaranteed on original Letter of Transmittal)
 Name and Address of Eligible Institution: __________________________________
 ----------------------------------------------------------------------------
 Authorized Signature: ______________________________________________________
 Title: _____________________________________________________________________
 Name: __________________________________________   Date: _____________ , 1996

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